FORM OF PROXY

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PROXY

BREMER INVESTMENT FUNDS, INC.

BREMER BOND FUND

Option 1:Automated Touch Tone Voting: Call toll-free [telephone number] and follow the recorded instructions.

Option 2:On the Internet at [web address] and follow the on-screen instructions.

Option 3:Return this proxy card using the enclosed envelope.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Common Stock of the Bremer Bond Fund, (the "Fund"), a series of Bremer Investment Funds, Inc., a Maryland corporation, hereby appoints Joel W. Reimers and Timothy Murphy, or either of them, as attorneys-in-fact and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Joint Special Meeting of Shareholders of the Fund to be held on November 3, 2006 at 10:00 a.m., Central Time, at the Bremer Service Center, 8555 Eagle Point Boulevard, Lake Elmo, Minnesota 55042, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Joint Special Meeting of Shareholders and the Combined Proxy Statement and Prospectus, each dated _______________, 2006 and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.

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SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
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[x] PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION FOR THE BREMER BOND FUND. Please refer to the Combined Proxy Statement and Prospectus for a discussion of the proposal.

1934792v2

APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION FOR THE BREMER BOND FUND (PROPOSAL TWO).

/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name appears on the label affixed to this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2006	Signature
Signature if held jointly